UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2024

Bloomios, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-257890	87-4696476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Anacapa Street, Suite C

Santa Barbara, CA 93101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 222-6330

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement.

Bloomios is in default of its Senior Secured Notes, and subsequently has triggered cross defaults on all of its other obligations. The Company is working with the Agent for the Senior Secured Notes to determine the best course of action. Pursuant to the Security Agreement between Bloomios and the Senior Secured Noteholders, they have the ability to liquidate the assets of the Company and its subsidiaries.

Item 8.01. Other Events.

The Company has defaulted on its lease for its manufacturing facility in Daytona Beach, Florida.

The Company has defaulted on the lease with its landlord for its manufacturing facility in Daytona Beach, Florida.  Additionally, the Company has ceased manufacturing at the facility and terminated all employees at the facility. The Company is in the process of determining what will be done with the assets in the facility.

Cautionary Note Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value of the securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Notice Regarding Forward-Looking Information

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Bloomios's future performance. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", “potential”, "continues", "forecasts", "projects", "predicts", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement. Although Bloomios believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to,  the ability to confirm and consummate a plan of reorganization, results of operations and business of the Company and its subsidiaries; the possibility and timing of a foreclosure auction of Company assets; the Company’s ability to negotiate with its secured lenders or enter into agreements for strategic alternatives; the Company’s ability to continue as a going concern and going forward, the potential for governmental investigations and inquiries, regulatory actions and lawsuits; and other risks discussed in Bloomios’s filings with the U.S. Securities and Exchange Commission ("SEC"). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this report speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC, including the factors described in the section captioned “Risk Factors” of Bloomios’s Annual Report on Form 10-K filed with the SEC on April 17, 2023, and subsequent reports we file from time to time with the SEC, including Bloomios’s Quarterly Report on Form 10-Q’s filed with the SEC on May 15, 2023 August 21, 2023, and November 20, 2023, which are available on the SEC's website at www.sec.gov. Bloomios disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIOS, INC.

Date: March 7, 2024	By:	/s/ Barrett Evans
Barrett Evans
President

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